SETTLEMENT AGREEMENT
AND
BILL OF SALE

This Settlement Agreement and Bill of Sale ("Agreement") is executed this 13th day of December, 2011 by and among ClearSign Combustion Corporation ("ClearSign"), a Washington corporation, and Trek, Inc. ("Trek").

RECITALS

A. Commencing in 2008, ClearSign obtained from Trek the following equipment (the "Equipment") under rental understandings:

Trek Model 40/15-H-CE, ±40kV @ ±15mA HV Amplifier, S/N 002

Trek Model 5/80-L, ±5kV @ ±80mA HV Amplifier, S/N 159

B. ClearSign discontinued making rental payments after a period of time and retained the Equipment after notifying Trek. At the time, the parties acknowledged that this matter required settlement at a later date.

C. ClearSign and Trek desire to settle this matter in full through this Agreement.

AGREEMENT

In consideration of the mutual covenants and promises set forth below, the parties hereby agree as follows:

1. Purchase and Sale of Equipment and Settlement in Full. Trek agrees to sell the Equipment to ClearSign in exchange for $52,000.00 comprised of $4,491.04 cash and a fully executed promissory note for $47,508.96 in the form of Exhibit A. In addition to conveyance of all right and title to the Equipment, Trek also releases, acquits and forever discharges ClearSign and its officers, directors, employees, heirs, personal representatives, affiliates, successors and assigns, and all persons acting by, through, or in concert with any of them from any and all damages, claims, complaints, liabilities, obligations, promises, agreements, controversies, causes of action, suits, and demands of any nature whatsoever (including those for attorney fees or any other damages) whether known or unknown, suspected or unsuspected which Trek now has or claims to have or which Trek has asserted or hereafter may assert.

2. Counterparts. This Agreement may be executed in counterparts and each executed counterpart shall have the same force and effect as the original instrument and as if all of the parties to the counterparts had signed the same instrument. Electronic or facsimile signatures shall be deemed to be originals and shall be sufficient to demonstrate a party's assent to this Agreement.

3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ClearSign Combustion Corporation

By: Richard F. Rutkowski, Chief Executive Officer

By: James N. Harmon, Chief Financial Officer

Trek, Inc.

By: Michael Dehn, President

EXHIBIT A

PROMISSORY NOTE

$47,508.96
Seattle, Washington

December 15, 2011

FOR VALUE RECEIVED, ClearSign Combustion Corporation, a Washington corporation ("Maker"), promises to pay to Trek, Inc. ("Holder") or order at 11601 Maple Ridge Road, Medina, New York 14103, or other such place as may be designated by the Holder from time to time, the principal sum of Forty-Seven Thousand Five Hundred Eight and 96/100 Dollars ($47,508.96), with interest thereon from the 15th day of December 2011 on the unpaid principal at the rate of eight percent (8.00%) per annum as follows:

1. **INSTALLMENT PAYMENTS:** Maker shall pay principal and interest installments of Four Thousand Four Hundred Ninety-One and 04/100 Dollars ($4,491.04). The installment payments shall begin on the 15th day of January 2012 and shall continue on the 15th day of each succeeding calendar month until paid in full in accordance with the Amortization Schedule attached as Exhibit A.

2. **DUE DATE:** The entire balance of this Note together with any and all interest accrued thereon shall be due and payable in full on 15th day of November 2012.

3. **DEFAULT INTEREST:** After maturity, or failure to make any payment, any unpaid principal shall accrue interest at the rate of twelve percent (12.00%) per annum OR the maximum rate allowed by law, whichever is less, during such period of Maker's default under this Note.

4. **ALLOCATION OF PAYMENTS:** Each payment shall be credited first to any late charge due, second to interest, and the remainder to principal.

5. **PREPAYMENT:** Maker may prepay all or part of the balance owed under this Note at any time without penalty.

6. **CURRENCY:** All principal and interest payments shall be made in lawful money of the United States.

7. **LATE CHARGE:** If Holder receives any installment payment more than ten days after its due date, then a late payment charge of $225.00 (5%) of the installment payment shall be added to the scheduled payment.

8. **ACCELERATION:** If Maker fails to make any payment owed under this Note and such default is not cured within 15 days after written notice of such default, then Holder may, at its option, declare all outstanding sums owed on this Note to be immediately due and payable, in addition to any other rights or remedies that Holder may have.

9. **ATTORNEYS' FEES AND COSTS:** Maker shall pay all costs incurred by Holder in collecting sums due under this Note after a default, including reasonable attorneys' fees, whether or not suit is brought. If Maker or Holder sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys' fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

10. **WAIVER OF PRESENTMENTS:** Maker waives presentment for payment, notice of dishonor, protest and notice of protest.

11. **NON-WAIVER:** No failure or delay by Holder in exercising Holder's rights under this Note shall be a waiver of such rights.

12. **SEVERABILITY:** If any clause or any other portion of this Note shall be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Note, all of which shall remain in full force and effect.

13. **INTEGRATION:** There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Maker and Holder.

14. **CONFLICTING TERMS:** In the event of any conflict between the terms of this Note and the terms of any other instrument, the terms of this Note shall prevail.

15. **EXECUTION:** Each Maker executes this Note as a principal and not as a surety.

16. **DEFINITIONS:** The word Maker shall be construed interchangeably with the words Borrower or Payer and the word Holder shall be construed interchangeably with the words Lender or Payee. In this Note, singular and plural words shall be construed interchangeably as may be appropriate in the context and circumstances to which such words apply.

17. **NOTICE:** Subject to the requirements of any applicable statute, any notices required or permitted by law or under this contract shall be in writing and shall be personally delivered or sent by first class certified or registered mail, return receipt requested, with postage prepaid, to the parties' addresses as follows:

    Trek, Inc.
    Attn: Chief Financial Officer
    11601 Maple Ridge Road
    Medina, New York 14103
    p: (585) 798-3140
    f: (585) 798-3106

    ClearSign Combustion Corporation
    Attn: Chief Financial Officer
    12870 Interurban Avenue South
    Seattle, Washington 98168
    p: (206) 330-0698
    f: (206) 299-3553

    All notices which are so addressed and paid for shall be deemed effective when personally delivered or, if mailed, on the date of the deposit thereof in the US mail and irrespective of actual receipt of such notice by the addressee.

ClearSign Combustion Corporation (Maker)

____

By: Richard F. Rutkowski, Chief Executive Officer

____

By: James N. Harmon, Chief Financial Officer

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2. DO NOT DESTROY THIS NOTE

WHEN PAID this original Note must be surrendered to the Maker for cancellation and retention.

Exhibit A

Amortization Schedule

Present Value	$ 47,508.96	
Interest Rate	8%	per annum
Term	11	months
Monthly Payment	$4,491.04	

Month	*Date*	*Balance*	*Monthly Payments*	*Interest @ 8%*	*Balance Reduction*
1	1/15/2012	$ 47,508.96	$4,491.04	$ 316.73	$ 4,174.31
2	2/15/2012	$ 43,334.65	$ 4,491.04	$ 288.90	$ 4,202.14
3	3/15/2012	$ 39,132.50	$ 4,491.04	$ 260.88	$ 4,230.16
4	4/15/2012	$ 34,902.35	$ 4,491.04	$ 232.68	$ 4,258.36
5	5/15/2012	$ 30,643.99	$ 4,491.04	$ 204.29	$ 4,286.75
6	6/15/2012	$ 26,357.24	$ 4,491.04	$ 175.71	$ 4,315.33
7	7/15/2012	$ 22,041.92	$ 4,491.04	$ 146.95	$ 4,344.09
8	8/15/2012	$ 17,697.82	$ 4,491.04	$ 117.99	$ 4,373.05
9	9/15/2012	$ 13,324.77	$ 4,491.04	$ 88.83	$ 4,402.21
10	10/15/2012	$ 8,922.56	$ 4,491.04	$ 59.48	$ 4,431.56
11	11/15/2012	$ 4,491.01	$ 4,491.01	$ 29.94	$ 4,461.07
			$ 49,401.41	$ 1,892.45	